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                                                                   Exhibit 23.04


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Kana Software, Inc. for the registration of 566,118 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2001, with respect to the consolidated financial statements of Broadbase Software, Inc. as of December 31, 2000 and 1999, and for the three years in the period ended December 31, 2000, included in Kana Software, Inc.'s Current Report on Form 8-K dated June 29, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
January 15, 2002